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                                   EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-36460 of Cortelco Systems Puerto Rico, Inc. on Form S-8 of our report dated August 26, 2002, appearing in this Annual Report on Form 10-K of Cortelco Systems Puerto Rico, Inc. for the year ended July 31, 2002.



/s/ DELOITTE & TOUCHE LLP
Puerto Rico

August 26, 2002



Stamp No. 1848901
affixed to original.